UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, Kathryn Arnone, the Executive Vice President, General Counsel and Secretary of STAG Industrial, Inc., a Maryland corporation (the “Company”), informed the Board of Directors of her decision to resign from the Company effective December 31, 2014 for personal reasons.  The Company announced its Board of Directors appointed Jeffrey M. Sullivan as Executive Vice President, General Counsel and Secretary effective January 1, 2015.  Currently, Mr. Sullivan is a partner in the Corporate Group of Hunton & Williams LLP, which he joined in 2012.  From 2005 to 2012, Mr.  Sullivan was a partner in the Finance Group of DLA Piper LLP (US).  Before joining DLA Piper LLP (US), Mr. Sullivan was an associate and then partner in the Corporate Transactions and Securities Group of Alston & Bird LLP from 1998. Mr. Sullivan, 45, received a B.A. in Journalism and Mass Communication from University of North Carolina at Chapel Hill, and a J.D., Order of the Coif, from Vanderbilt University Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated: September 8, 2014